SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2017

BSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35309	80-0752082
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

2 Leonard Street, Belmont, Massachusetts	02478
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (617) 484-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                                                                                            Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2017 (the "effective date"), Belmont Savings Bank (the "Bank"), the wholly-owned subsidiary of BSB Bancorp, Inc. (the "Company"), entered into a revised severance agreement ("Severance Agreement") with Mr. Carroll M. Lowenstein, Jr., which supersedes and replaces that prior severance agreement entered into between the parties dated July 27, 2011.  Revisions were made to Mr. Lowenstein, Jr.'s Severance Agreement to provide him with a benefit equal to that available to other named executive officers of the Bank.  The updated Severance Agreement renews annually for successive one year terms, unless 30 days before the effective date either party gives notice to the other that the agreement will not be renewed.  The Severance Agreement was updated to provide that upon a termination of employment on or after a change in control of the Company or the Bank, whether such termination is involuntary without "cause" or for "good reason" (as each is defined in the Severance Agreement), Mr. Lowenstein, Jr. will be entitled to a severance benefit equal to three times the sum of his average annual base salary rate for the twelve month period ending on the date of such termination, and (ii) the highest rate bonus paid during the three years prior to his  date of termination, paid within 30 days following his separation from service.  In addition, Mr. Lowenstein, Jr. will be entitled to life insurance coverage and non-taxable medical and dental coverage, at no cost to him, that is substantially comparable (and on substantially the same terms and conditions) to the coverage maintained by the Bank for Mr. Lowenstein, Jr. immediately prior to his date of termination.  In all other respects, the updated Severance Agreement is substantially the same as the original severance agreement.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the Severance Agreement attached hereto as Exhibit 10.12 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.12	Severance Agreement by and between Belmont Savings Bank and Carroll M. Lowenstein, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BSB BANCORP, INC.

DATE: November 7, 2017	By:	/s/ John A. Citrano
John A. Citrano
Executive Vice President and Chief Financial Officer